Exhibit 2.3

FIRST AMENDMENT TO
REGISTRATION RIGHTS AGREEMENT

     This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (the “Amendment”) is entered into as of April 25, 2003 by and among AltaVista Company, a Delaware corporation (the “Company”), and Overture Services, Inc., a Delaware corporation (the “Parent”), as parties to the Registration Rights Agreement dated February 18, 2003 (the “Registration Rights Agreement”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Registration Rights Agreement.

RECITALS

     WHEREAS, Parent, Aurora I, LLC, a Delaware limited liability company of which the Company is the sole member, the Company and CMGI, Inc., a Delaware corporation, entered into an Asset Purchase Agreement, dated as of February 18, 2003 (the “Asset Purchase Agreement”), which provides, among other things, that the Company shall sell, assign, transfer and convey to Parent, and Parent shall purchase and assume from the Company, the Acquired Assets and Assumed Liabilities;

     WHEREAS, certain of the Company’s obligations under the Asset Purchase Agreement were conditioned upon the execution and delivery by Parent of the Registration Rights Agreement; and

     WHEREAS, the parties desire to amend the Registration Rights Agreement to change the time period under which Parent shall file a registration statement pursuant to Rule 415 under the Securities Act permitting the continuous resale from time to time of the Registerable Securities.

     NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth herein, the parties mutually agree as follows:

     1.     Shelf Registration. The parties hereby amend and restate Section 2.1(a) of the Registration Rights Agreement to read in its entirety as follows:

          “2.1 Shelf Registration.

          (i) In the event that Parent shall have received the Company Audited Financial Statements (in their entirety, including the SAS 71 report with respect to the unaudited financial statements) at or prior to 5:00 p.m. Pacific Standard Time on April 25, 2003, subject to the conditions of this Section 2.1(a), as soon as practicable, but in no event later than May 12, 2003, Parent shall file a registration statement pursuant to Rule 415 under the Securities Act permitting the continuous resale from time to time of the Registrable Securities.

          (ii) In the event that Parent receives the Company Audited Financial Statements (in their entirety, including the SAS 71 report with respect to the unaudited financial statements) after 5:00 p.m. Pacific Standard Time on April 25, 2003, the May 12, 2003 deadline to file such registration statement referenced in Section 2.1(i) above shall be extended by one (1) calendar day for each calendar day between and including the date of receipt of the Company Audited Financial Statements (in their entirety, including the SAS 71 report with respect to the unaudited financial statements) and April 25, 2003.

          (iii) In the event that the registration statement is not reviewed by the SEC, Parent shall use all reasonable efforts to immediately cause the effectiveness of the registration statement. In the event that the registration statement is reviewed by the SEC, Parent shall use all reasonable efforts to address the comments provided by the SEC and all reasonable efforts to cause the effectiveness of the registration statement as soon as possible and shall use best efforts to do so within sixty (60) days of the initial filing date. Upon effectiveness, Parent shall use its best efforts to keep the registration statement continuously in effect for one calendar year thereafter, subject to extension for any suspension of sales, as provided below. It shall be a condition to Parent’s obligations under this Section 2.1(a) that it shall have received such information from the Holders as is necessary to be included in the registration statement.”

     2.     References. Each reference in the Registration Rights Agreement to “this Agreement”, “hereunder”, “hereof” or words of similar import shall mean and be a reference to the Registration Rights Agreement, as amended hereby, and each reference to a particular Section, clause, paragraph and/or sentence in the Registration Rights Agreement shall mean and be a reference to such Section, clause, paragraph and/or sentence in the Registration Rights Agreement, as amended hereby.

     3.     No Further Modification. Except as is specifically provided herein, this Amendment shall not be deemed to amend or modify the Registration Rights Agreement. The Registration Rights Agreement, as modified herein, is in all respects ratified and confirmed, and the terms, covenants and agreements therein, as amended by this Amendment, shall remain in full force and effect.

     4.     Counterparts. This Amendment may be executed in any number of counterparts, all of which shall be considered one and the same amendment and shall become effective when counterparts have been signed by each of the parties and delivered to the other party.

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     IN WITNESS WHEREOF, the parties hereto have executed the First Amendment to Registration Rights Agreement as of the date set forth in the first paragraph hereof.

OVERTURE SERVICES, INC.

By:	/s/ Thomas W. Lamb

Name:	Thomas W. Lamb

Title:	Vice President, Corporate Development

ALTAVISTA COMPANY

By:	/s/ James Barnett

Name:	James Barnett

Title:	CEO

Signature Page to First Amendment to Registration Rights Agreement